Exhibit 99.1

Background
On April 1, 2019 at 5:00 p.m. Eastern Time (the “Separation Time”), DowDuPont Inc. (“DowDuPont”) completed the separation of its materials science business. The separation was effected by way of a pro rata distribution of all of the then-issued and outstanding shares of Dow Inc. common stock to DowDuPont stockholders of record as of the close of business, Eastern Time, on March 21, 2019 (the “Record Date”). The shareholders of record of DowDuPont received one share of Dow Inc. common stock, par value $0.01 per share, for every three shares of DowDuPont common stock, par value $0.01 per share, held as of the Record Date. No fractional shares of Dow Inc. common stock were issued. Instead, any fractional shares were paid to DowDuPont registered shareholders in cash. Dow Inc. is now an independent, publicly traded company and Dow Inc. common stock is listed on the New York Stock Exchange under the symbol “DOW.”

The separation was contemplated by the merger of equals transaction effective August 31, 2017, under the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017, pursuant to which The Dow Chemical Company and its consolidated subsidiaries (“Historical Dow” prior to separation and “TDCC” after separation) and E. I. du Pont de Nemours and Company and its consolidated subsidiaries (“Historical DuPont”) each merged with subsidiaries of DowDuPont and, as a result, Historical Dow and Historical DuPont became subsidiaries of DowDuPont (the “Merger”).

Effective April 1, 2019, pursuant to Historical Dow and Historical DuPont engaging in a series of internal reorganization and realignment steps to realign their businesses into three subgroups - agriculture, materials science and specialty products - TDCC became a wholly owned subsidiary of Dow Inc. (together with TDCC, "Dow"). As of the Separation Time, DowDuPont does not beneficially own any equity interest in Dow and no longer consolidates Dow and its consolidated subsidiaries into its financial results.

Beginning in the second quarter of 2019, Dow’s consolidated financial results, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), will reflect the results of Dow and its consolidated subsidiaries, after giving effect to the distribution to DowDuPont of Historical Dow’s agricultural sciences business (“AgCo”) and specialty products business (“SpecCo”) and the receipt of Historical DuPont’s ethylene and ethylene copolymers businesses (other than its ethylene acrylic elastomers business) (“ECP”). The U.S. GAAP consolidated financial results of Dow for periods prior to April 1, 2019, will reflect the distribution of AgCo and SpecCo as discontinued operations for each period presented as well as the receipt of ECP as a common control transaction from the closing of the Merger on August 31, 2017.

Unaudited Pro Forma Historical Financial Information
As a result of the separation from DowDuPont, unaudited pro forma historical financial information for Dow is being furnished in this Exhibit 99.1 to this Current Report on Form 8-K to reflect the distribution of AgCo and SpecCo as discontinued operations and the receipt of ECP, as well as other corporate policy and allocation changes. Unaudited pro forma combined statements of income (the "pro forma income statements") are presented to illustrate the estimated effects of the separation from DowDuPont by quarter for 2017, 2018 and first quarter of 2019.

The pro forma income statements were based on and should be read in conjunction with the separate historical financial statements and accompanying notes contained in TDCC's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for the applicable periods filed with the U.S. Securities and Exchange Commission ("SEC"). In addition, supplemental unaudited pro forma historical segment (pro forma net sales, pro forma operating EBIT, pro forma depreciation and amortization, pro forma operating EBITDA and pro forma equity earnings) and geographic region information are being presented on a basis consistent with how Dow will report future financial information.

Unaudited Pro Forma Combined Statements of Income
For all periods presented, pro forma adjustments have been made to the pro forma income statements which present the consolidated statements of income of Historical Dow and are consistent with and subject to assumptions described in Dow Inc.'s Current Report on Form 8-K ("8-K") filed on April 2, 2019, and Dow Inc.’s Amendment No. 4 to the Registration Statement on Form 10 ("Form 10") filed on March 8, 2019, with the SEC, except as noted below. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The pro forma income statements set forth in this Exhibit 99.1 primarily include the following:

•	the distribution of AgCo and SpecCo as discontinued operations (see column titled Total - Continuing Operations);

•
the receipt of ECP, as if it had been consummated on January 1, 2017, which is being voluntarily furnished in the pro forma income statements to conform to the presentation of the unaudited pro forma combined financial information contained in Dow Inc.’s Form 10 filed on March 8, 2019 with the SEC;

•	the reclassification of transactions between Dow and AgCo and SpecCo from intercompany transactions to trade transactions;

•	the reclassification of transactions between Dow and ECP from related party transactions (included in “Net sales”) to intercompany transactions;

•	the 2017 impact of a consummated divestiture agreed to with the European Commission as a condition of approval for the Merger;

•
the impact of various manufacturing, supply and service related agreements Dow and/or certain of its subsidiaries have entered into with DowDuPont and Corteva, Inc. in connection with the separation which provide for different pricing than the historical intercompany and intracompany pricing practices of Historical Dow and Historical DuPont (note that the margin impact of these agreements were not included in the Form 10 but are included in this filing only for first quarter 2019 and fiscal year 2018);

•	the impact of certain one-time costs related to the Merger, internal reorganization and business realignment, separation, distribution and other related transactions;

•	the removal of the amortization of ECP’s inventory step-up recognized in connection with the Merger;

•	additional depreciation and amortization of intangibles related to the step-up in basis of property and intangible assets in connection with the Merger; and

•	the separate presentation of interest income on the face of the income statement (included in "Sundry income (expense) - net" prior to separation from DowDuPont).

As a result of discontinued operations accounting treatment, the pro forma income statements include $360 million and $435 million for the years ended December 31, 2018 and 2017, respectively, of costs previously assigned to AgCo and SpecCo that did not meet the definition of discontinued operations in accordance with Accounting Standards Codification (“ASC”) 205-20 “Discontinued Operations” (“ASC 205-20”). These costs primarily consist of leveraged services that were provided through service centers as well as other corporate overhead costs that are not utilized by AgCo or SpecCo following the separation and distribution, such as costs related to information technology, finance, manufacturing, research and development, sales and marketing, supply chain, human resources, sourcing and logistics, legal, communications, public affairs and government affairs functions. Dow expects to significantly reduce these costs in the future as part of its ongoing cost synergy and stranded cost reduction programs and efforts to further integrate and optimize its post-spin organization. Dow anticipates that a significant portion of the cost reductions will be achieved through reductions in headcount as well as reduced information technology costs, lower professional fees and contractor services expenses, corporate facilities and office space reductions, and the rightsizing of other corporate activities. Dow management currently expects, based on identified initiatives and available mitigation actions, that Dow will be able to eliminate approximately $300 million of these stranded costs, and continues to work to identify further actions to remove the remaining costs from Dow’s cost structure.

One-time transaction-related costs incurred prior to, or concurrent with, the closing of the Merger and the distribution and receipt transactions are not included in the pro forma income statements. The pro forma income statements do not reflect restructuring or integration activities or other costs following the separation, distribution and receipt transactions that may be incurred to achieve cost or growth synergies of Dow. As no assurance can be made that these costs will be incurred or the growth synergies will be achieved, no adjustment has been made.

Dow will incur certain nonrecurring third-party costs related to the separation, distribution and receipt transactions. Such nonrecurring amounts will include financial advisory, information technology, legal, accounting, consulting and other professional advisory fees and other transaction-related costs that will not be capitalized. The pro forma income statements do not reflect these nonrecurring expenses.

The pro forma income statements, which were prepared in accordance with Article 11 of Regulation S-X, have been presented for informational purposes only and are not necessarily indicative of what Dow’s results of operations actually would have been had the Merger, internal reorganization and business realignment, separation, distribution and other related transactions been completed as of the dates indicated above. In addition, the pro forma income statements do not purport to project the future results of operations of Dow.

For additional information on the separation of the materials science business, refer to Dow Inc.'s 8-K filed on April 2, 2019, Form 10 filed on March 8, 2019 and Dow Inc.'s other filings with the SEC.

Dow Inc.
Unaudited Pro Forma Combined Statements of Income

	Three Months Ended				Year Ended	Three Months Ended				Year Ended	Three Months Ended
In millions, except per share amounts	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
Net sales	$10,521	$10,936	$11,254	$12,061	$44,772	$12,296	$12,851	$12,697	$12,008	$49,852	$11,016
Cost of sales	8,586	8,969	9,129	10,029	36,713	10,022	10,591	10,505	10,152	41,270	9,174
Research and development expenses	218	204	203	193	818	210	220	191	177	798	190
Selling, general and administrative expenses	500	446	460	427	1,833	482	486	409	404	1,781	448
Amortization of intangibles	116	116	116	117	465	119	116	118	116	469	116
Restructuring, goodwill impairment and asset related charges (credits) - net	—	(12)	118	2,636	2,742	72	32	48	46	198	156
Integration and separation costs	114	145	212	245	716	207	234	289	344	1,074	402
Equity in earnings (losses) of nonconsolidated affiliates	110	22	128	138	398	201	193	135	26	555	(14)
Sundry income (expense) - net	4	251	2	65	322	53	(12)	(4)	56	93	69
Interest income	16	12	17	21	66	20	19	21	23	83	19
Interest expense and amortization of debt discount	213	217	235	250	915	261	262	258	281	1,062	240
Income (loss) from continuing operations before income taxes	$904	$1,136	$928	$(1,612)	$1,356	$1,197	$1,110	$1,031	$593	$3,931	$364
Provision for income taxes on continuing operations	219	276	460	972	1,927	236	261	288	62	847	156
Net income (loss) from continuing operations	$685	$860	$468	$(2,584)	$(571)	$961	$849	$743	$531	$3,084	$208
Net income attributable to noncontrolling interests	12	30	23	36	101	21	37	20	24	102	32
Net income (loss) from continuing operations available for Dow Inc. common stockholders	$673	$830	$445	$(2,620)	$(672)	$940	$812	$723	$507	$2,982	$176

Per common share data:
Earnings (loss) per common share from continuing operations - basic	$0.90	$1.11	$0.59	$(3.51)	$(0.91)	$1.26	$1.08	$0.97	$0.68	$3.99	$0.24
Earnings (loss) per common share from continuing operations - diluted	$0.89	$1.09	$0.59	$(3.51)	$(0.91)	$1.26	$1.08	$0.97	$0.68	$3.99	$0.24

Weighted-average common shares outstanding - basic	739.7	745.4	746.8	747.2	744.8	747.2	747.2	747.2	747.2	747.2	747.2
Weighted-average common shares outstanding - diluted	751.7	756.0	754.2	747.2	744.8	747.2	747.2	747.2	747.2	747.2	747.2

Refer to subsequent pages for reconciliations of Historical Dow consolidated statements of income to the unaudited pro forma combined statements of income for Dow.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended March 31, 2017

In millions, except per share amounts	Historical Dow [1]	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [2]	Pro Forma
Net sales	$13,230	$(3,162)	$10,068	$436	$17	$10,521
Cost of sales	10,194	(1,902)	8,292	248	46	8,586
Research and development expenses	419	(208)	211	7	—	218
Selling, general and administrative expenses	759	(275)	484	16	—	500
Amortization of intangibles	155	(63)	92	—	24	116
Restructuring and asset related credits - net	(1)	1	—	—	—	—
Integration and separation costs	109	—	109	25	(20)	114
Equity in earnings of nonconsolidated affiliates	196	(85)	111	(1)	—	110
Sundry income (expense) - net [3]	(469)	469	—	4	—	4
Interest income [3]	25	(9)	16	—	—	16
Interest expense and amortization of debt discount	219	(6)	213	—	—	213
Income from continuing operations before income taxes	$1,128	$(334)	$794	$143	$(33)	$904
Provision for income taxes on continuing operations	213	(33)	180	45	(6)	219
Net income from continuing operations	$915	$(301)	$614	$98	$(27)	$685
Net income attributable to noncontrolling interests	27	(15)	12	—	—	12
Net income from continuing operations available for Dow Inc. common stockholders	$888	$(286)	$602	$98	$(27)	$673

Per common share data:
Earnings per common share from continuing operations - basic						$0.90
Earnings per common share from continuing operations - diluted						$0.89

Weighted-average common shares outstanding - basic [4]						739.7
Weighted-average common shares outstanding - diluted [4]						751.7

1.
As a result of the Merger and the adoption of Accounting Standards Update ("ASU") 2017-07, "Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost ("ASU 2017-07"), certain reclassifications of Historical Dow amounts were made from what was originally included in the Quarterly Report on Form 10-Q ("10-Q") for the quarterly period ended March 31, 2017.

2.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

3.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

4.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended June 30, 2017

In millions, except per share amounts	Historical Dow [1]	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [2]	Pro Forma
Net sales	$13,834	$(3,330)	$10,504	$420	$12	$10,936
Cost of sales	10,761	(2,107)	8,654	277	38	8,969
Research and development expenses	408	(208)	200	4	—	204
Selling, general and administrative expenses	720	(289)	431	15	—	446
Amortization of intangibles	157	(65)	92	—	24	116
Restructuring and asset related credits - net	(12)	—	(12)	—	—	(12)
Integration and separation costs	136	—	136	26	(17)	145
Equity in earnings of nonconsolidated affiliates	54	(36)	18	4	—	22
Sundry income (expense) - net [3]	300	(58)	242	9	—	251
Interest income [3]	22	(10)	12	—	—	12
Interest expense and amortization of debt discount	226	(9)	217	—	—	217
Income from continuing operations before income taxes	$1,814	$(756)	$1,058	$111	$(33)	$1,136
Provision for income taxes on continuing operations	455	(208)	247	34	(5)	276
Net income from continuing operations	$1,359	$(548)	$811	$77	$(28)	$860
Net income attributable to noncontrolling interests	38	(8)	30	—	—	30
Net income from continuing operations available for Dow Inc. common stockholders	$1,321	$(540)	$781	$77	$(28)	$830

Per common share data:
Earnings per common share from continuing operations - basic						$1.11
Earnings per common share from continuing operations - diluted						$1.09

Weighted-average common shares outstanding - basic [4]						745.4
Weighted-average common shares outstanding - diluted [4]						756.0

1.
As a result of the Merger and the adoption of ASU 2017-07, certain reclassifications of Historical Dow amounts were made from what was originally included in the 10-Q for the quarterly period ended June 30, 2017.

2.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

3.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

4.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended September 30, 2017

In millions, except per share amounts	Historical Dow [1]	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [2]	Pro Forma
Net sales	$13,633	$(2,831)	$10,802	$430	$22	$11,254
Cost of sales	10,663	(1,873)	8,790	326	13	9,129
Research and development expenses	408	(211)	197	6	—	203
Selling, general and administrative expenses	724	(287)	437	23	—	460
Amortization of intangibles	155	(63)	92	8	16	116
Restructuring and asset related charges - net	139	(23)	116	2	—	118
Integration and separation costs	283	—	283	24	(95)	212
Equity in earnings of nonconsolidated affiliates	156	(32)	124	4	—	128
Sundry income (expense) - net [3]	241	(17)	224	5	(227)	2
Interest income [3]	27	(10)	17	—	—	17
Interest expense and amortization of debt discount	256	(21)	235	—	—	235
Income from continuing operations before income taxes	$1,429	$(412)	$1,017	$50	$(139)	$928
Provision for income taxes on continuing operations	624	(116)	508	4	(52)	460
Net income from continuing operations	$805	$(296)	$509	$46	$(87)	$468
Net income attributable to noncontrolling interests	22	1	23	—	—	23
Net income from continuing operations available for Dow Inc. common stockholders	$783	$(297)	$486	$46	$(87)	$445

Per common share data:
Earnings per common share from continuing operations - basic						$0.59
Earnings per common share from continuing operations - diluted						$0.59

Weighted-average common shares outstanding - basic [4]						746.8
Weighted-average common shares outstanding - diluted [4]						754.2

1.
As a result of the adoption of ASU 2017-07, certain reclassifications of Historical Dow amounts were made from what was originally included in the 10‑Q for the quarterly period ended September 30, 2017.

2.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

3.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

4.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended December 31, 2017

In millions, except per share amounts	Historical Dow [1]	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [2]	Pro Forma
Net sales	$14,811	$(3,235)	$11,576	$441	$44	$12,061
Cost of sales	11,994	(2,108)	9,886	393	(250)	10,029
Research and development expenses	413	(227)	186	6	1	193
Selling, general and administrative expenses	717	(292)	425	6	(4)	427
Amortization of intangibles	157	(64)	93	24	—	117
Restructuring, goodwill impairment and asset related charges - net	2,974	(354)	2,620	16	—	2,636
Integration and separation costs	258	(18)	240	23	(18)	245
Equity in earnings of nonconsolidated affiliates	356	(219)	137	1	—	138
Sundry income (expense) - net [3]	17	(639)	(622)	—	687	65
Interest income [3]	32	(11)	21	—	—	21
Interest expense and amortization of debt discount	275	(25)	250	—	—	250
Loss from continuing operations before income taxes	$(1,572)	$(1,016)	$(2,588)	$(26)	$1,002	$(1,612)
Provision for income taxes on continuing operations	912	(279)	633	(19)	358	972
Net loss from continuing operations	$(2,484)	$(737)	$(3,221)	$(7)	$644	$(2,584)
Net income attributable to noncontrolling interests	42	(6)	36	—	—	36
Net loss from continuing operations available for Dow Inc. common stockholders	$(2,526)	$(731)	$(3,257)	$(7)	$644	$(2,620)

Per common share data:
Loss per common share from continuing operations - basic						$(3.51)
Loss per common share from continuing operations - diluted						$(3.51)

Weighted-average common shares outstanding - basic [4]						747.2
Weighted-average common shares outstanding - diluted [4]						747.2

1.	As a result of the adoption of ASU 2017-07, certain reclassifications of Historical Dow amounts were made.

2.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

3.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

4.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2017

In millions, except per share amounts	Historical Dow [1]	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [2]	Pro Forma
Net sales	$55,508	$(12,558)	$42,950	$1,727	$95	$44,772
Cost of sales	43,612	(7,990)	35,622	1,244	(153)	36,713
Research and development expenses	1,648	(854)	794	23	1	818
Selling, general and administrative expenses	2,920	(1,143)	1,777	60	(4)	1,833
Amortization of intangibles	624	(255)	369	32	64	465
Restructuring, goodwill impairment and asset related charges - net	3,100	(376)	2,724	18	—	2,742
Integration and separation costs	786	(18)	768	98	(150)	716
Equity in earnings of nonconsolidated affiliates	762	(372)	390	8	—	398
Sundry income (expense) - net [3]	89	(245)	(156)	18	460	322
Interest income [3]	106	(40)	66	—	—	66
Interest expense and amortization of debt discount	976	(61)	915	—	—	915
Income from continuing operations before income taxes	$2,799	$(2,518)	$281	$278	$797	$1,356
Provision for income taxes on continuing operations	2,204	(636)	1,568	64	295	1,927
Net income (loss) from continuing operations	$595	$(1,882)	$(1,287)	$214	$502	$(571)
Net income attributable to noncontrolling interests	129	(28)	101	—	—	101
Net income (loss) from continuing operations available for Dow Inc. common stockholders	$466	$(1,854)	$(1,388)	$214	$502	$(672)

Per common share data:
Loss per common share from continuing operations - basic						$(0.91)
Loss per common share from continuing operations - diluted						$(0.91)

Weighted-average common shares outstanding - basic [4]						744.8
Weighted-average common shares outstanding - diluted [4]						744.8

1.
As a result of the adoption of ASU 2017-07, certain reclassifications of Historical Dow amounts were made from what was originally included in the Annual Report on Form 10‑K for the year ended December 31, 2017.

2.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

3.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

4.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended March 31, 2018

In millions, except per share amounts	Historical Dow	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [1]	Pro Forma
Net sales	$14,899	$(3,120)	$11,779	$448	$69	$12,296
Cost of sales	11,552	(1,886)	9,666	299	57	10,022
Research and development expenses	386	(183)	203	7	—	210
Selling, general and administrative expenses	751	(283)	468	14	—	482
Amortization of intangibles	159	(64)	95	24	—	119
Restructuring and asset related charges - net	165	(82)	83	4	(15)	72
Integration and separation costs	202	—	202	22	(17)	207
Equity in earnings of nonconsolidated affiliates	243	(42)	201	—	—	201
Sundry income (expense) - net [2]	55	(4)	51	2	—	53
Interest income [2]	28	(8)	20	—	—	20
Interest expense and amortization of debt discount	270	(9)	261	—	—	261
Income from continuing operations before income taxes	$1,740	$(667)	$1,073	$80	$44	$1,197
Provision for income taxes on continuing operations	363	(153)	210	16	10	236
Net income from continuing operations	$1,377	$(514)	$863	$64	$34	$961
Net income attributable to noncontrolling interests	35	(14)	21	—	—	21
Net income from continuing operations available for Dow Inc. common stockholders	$1,342	$(500)	$842	$64	$34	$940

Per common share data:
Earnings per common share from continuing operations - basic						$1.26
Earnings per common share from continuing operations - diluted						$1.26

Weighted-average common shares outstanding - basic [3]						747.2
Weighted-average common shares outstanding - diluted [3]						747.2

1.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

2.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

3.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended June 30, 2018

In millions, except per share amounts	Historical Dow	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [1]	Pro Forma
Net sales	$15,793	$(3,454)	$12,339	$449	$63	$12,851
Cost of sales	12,400	(2,180)	10,220	320	51	10,591
Research and development expenses	407	(193)	214	6	—	220
Selling, general and administrative expenses	748	(272)	476	10	—	486
Amortization of intangibles	155	(63)	92	24	—	116
Restructuring and asset related charges - net	98	(56)	42	(2)	(8)	32
Integration and separation costs	231	—	231	31	(28)	234
Equity in earnings of nonconsolidated affiliates	231	(41)	190	3	—	193
Sundry income (expense) - net [2]	(17)	(1)	(18)	6	—	(12)
Interest income [2]	22	(3)	19	—	—	19
Interest expense and amortization of debt discount	274	(12)	262	—	—	262
Income from continuing operations before income taxes	$1,716	$(723)	$993	$69	$48	$1,110
Provision for income taxes on continuing operations	406	(169)	237	13	11	261
Net income from continuing operations	$1,310	$(554)	$756	$56	$37	$849
Net income attributable to noncontrolling interests	31	6	37	—	—	37
Net income from continuing operations available for Dow Inc. common stockholders	$1,279	$(560)	$719	$56	$37	$812

Per common share data:
Earnings per common share from continuing operations - basic						$1.08
Earnings per common share from continuing operations - diluted						$1.08

Weighted-average common shares outstanding - basic [3]						747.2
Weighted-average common shares outstanding - diluted [3]						747.2

1.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

2.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

3.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended September 30, 2018

In millions, except per share amounts	Historical Dow	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [1]	Pro Forma
Net sales	$14,976	$(2,785)	$12,191	$418	$88	$12,697
Cost of sales	11,933	(1,814)	10,119	309	77	10,505
Research and development expenses	373	(188)	185	6	—	191
Selling, general and administrative expenses	672	(273)	399	10	—	409
Amortization of intangibles	155	(61)	94	24	—	118
Restructuring and asset related charges - net	108	(64)	44	4	—	48
Integration and separation costs	278	—	278	35	(24)	289
Equity in earnings of nonconsolidated affiliates	165	(31)	134	1	—	135
Sundry income (expense) - net [2]	(15)	11	(4)	—	—	(4)
Interest income [2]	26	(5)	21	—	—	21
Interest expense and amortization of debt discount	280	(22)	258	—	—	258
Income from continuing operations before income taxes	$1,353	$(388)	$965	$31	$35	$1,031
Provision for income taxes on continuing operations	317	(53)	264	16	8	288
Net income from continuing operations	$1,036	$(335)	$701	$15	$27	$743
Net income attributable to noncontrolling interests	36	(16)	20	—	—	20
Net income from continuing operations available for Dow Inc. common stockholders	$1,000	$(319)	$681	$15	$27	$723

Per common share data:
Earnings per common share from continuing operations - basic						$0.97
Earnings per common share from continuing operations - diluted						$0.97

Weighted-average common shares outstanding - basic [3]						747.2
Weighted-average common shares outstanding - diluted [3]						747.2

1.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

2.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

3.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended December 31, 2018

In millions, except per share amounts	Historical Dow	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [1]	Pro Forma
Net sales	$14,610	$(3,069)	$11,541	$379	$88	$12,008
Cost of sales	11,820	(2,029)	9,791	284	77	10,152
Research and development expenses	370	(197)	173	4	—	177
Selling, general and administrative expenses	675	(280)	395	9	—	404
Amortization of intangibles	153	(61)	92	24	—	116
Restructuring and asset related charges - net	249	(209)	40	6	—	46
Integration and separation costs	333	—	333	47	(36)	344
Equity in earnings of nonconsolidated affiliates	311	(286)	25	1	—	26
Sundry income (expense) - net [2]	49	7	56	—	—	56
Interest income [2]	33	(10)	23	—	—	23
Interest expense and amortization of debt discount	294	(13)	281	—	—	281
Income from continuing operations before income taxes	$1,109	$(569)	$540	$6	$47	$593
Provision for income taxes on continuing operations	199	(137)	62	(10)	10	62
Net income from continuing operations	$910	$(432)	$478	$16	$37	$531
Net income attributable to noncontrolling interests	32	(8)	24	—	—	24
Net income from continuing operations available for Dow Inc. common stockholders	$878	$(424)	$454	$16	$37	$507

Per common share data:
Earnings per common share from continuing operations - basic						$0.68
Earnings per common share from continuing operations - diluted						$0.68

Weighted-average common shares outstanding - basic [3]						747.2
Weighted-average common shares outstanding - diluted [3]						747.2

1.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

2.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

3.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2018

In millions, except per share amounts	Historical Dow	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [1]	Pro Forma
Net sales	$60,278	$(12,428)	$47,850	$1,694	$308	$49,852
Cost of sales	47,705	(7,909)	39,796	1,212	262	41,270
Research and development expenses	1,536	(761)	775	23	—	798
Selling, general and administrative expenses	2,846	(1,108)	1,738	43	—	1,781
Amortization of intangibles	622	(249)	373	96	—	469
Restructuring and asset related charges - net	620	(411)	209	12	(23)	198
Integration and separation costs	1,044	—	1,044	135	(105)	1,074
Equity in earnings of nonconsolidated affiliates	950	(400)	550	5	—	555
Sundry income (expense) - net [2]	72	13	85	8	—	93
Interest income [2]	109	(26)	83	—	—	83
Interest expense and amortization of debt discount	1,118	(56)	1,062	—	—	1,062
Income from continuing operations before income taxes	$5,918	$(2,347)	$3,571	$186	$174	$3,931
Provision for income taxes on continuing operations	1,285	(512)	773	35	39	847
Net income from continuing operations	$4,633	$(1,835)	$2,798	$151	$135	$3,084
Net income attributable to noncontrolling interests	134	(32)	102	—	—	102
Net income from continuing operations available for Dow Inc. common stockholders	$4,499	$(1,803)	$2,696	$151	$135	$2,982

Per common share data:
Earnings per common share from continuing operations - basic						$3.99
Earnings per common share from continuing operations - diluted						$3.99

Weighted-average common shares outstanding - basic [3]						747.2
Weighted-average common shares outstanding - diluted [3]						747.2

1.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

2.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

3.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended March 31, 2019

In millions, except per share amounts	Historical Dow	Distribution of AgCo and SpecCo	Total - Continuing Operations	Receipt of ECP	Pro Forma Adjustments [1]	Pro Forma
Net sales	$13,582	$(3,020)	$10,562	$392	$62	$11,016
Cost of sales	10,707	(1,871)	8,836	289	49	9,174
Research and development expenses	361	(175)	186	4	—	190
Selling, general and administrative expenses	701	(262)	439	9	—	448
Amortization of intangibles	154	(61)	93	23	—	116
Restructuring and asset related charges - net	232	(78)	154	2	—	156
Integration and separation costs	408	—	408	44	(50)	402
Equity in earnings (losses) of nonconsolidated affiliates	13	(28)	(15)	1	—	(14)
Sundry income (expense) - net [2]	51	18	69	—	—	69
Interest income [2]	22	(3)	19	—	—	19
Interest expense and amortization of debt discount	247	(7)	240	—	—	240
Income from continuing operations before income taxes	$858	$(579)	$279	$22	$63	$364
Provision for income taxes on continuing operations	272	(134)	138	4	14	156
Net income from continuing operations	$586	$(445)	$141	$18	$49	$208
Net income attributable to noncontrolling interests	45	(13)	32	—	—	32
Net income from continuing operations available for Dow Inc. common stockholders	$541	$(432)	$109	$18	$49	$176

Per common share data:
Earnings per common share from continuing operations - basic						$0.24
Earnings per common share from continuing operations - diluted						$0.24

Weighted-average common shares outstanding - basic [3]						747.2
Weighted-average common shares outstanding - diluted [3]						747.2

1.	Refer to Summary of Pro Forma Adjustments on page 18 for additional details.

2.	"Interest income" for Historical Dow was included in "Sundry income (expense) - net" prior to the separation from DowDuPont.

3.	Refer to Pro Forma Common Shares Outstanding on pages 19-20 for additional details.

Dow Inc.
Summary of Pro Forma Adjustments
(Unaudited)

Pro Forma Adjustments	Three Months Ended				Year Ended	Three Months Ended				Year Ended	Three Months Ended
In millions	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
Net sales
Intercompany transactions [1]	$(3)	$(3)	$(11)	$(16)	$(33)	$(34)	$(35)	$(18)	$(14)	$(101)	$(52)
Manufacturing, supply and service related agreements [2]	55	47	56	60	218	103	98	106	102	409	114
Historical divestiture [3]	(35)	(32)	(23)	—	(90)	—	—	—	—	—	—
Total net sales	$17	$12	$22	$44	$95	$69	$63	$88	$88	$308	$62
Cost of sales
Intercompany transactions [1]	$(3)	$(3)	$(11)	$(16)	$(33)	$(34)	$(35)	$(18)	$(14)	$(101)	$(50)
Manufacturing, supply and service related agreements [2]	55	47	56	60	218	91	86	95	91	363	99
Historical divestiture [3]	(22)	(21)	(16)	—	(59)	—	—	—	—	—	—
Inventory amortization expense [4]	—	—	(27)	(93)	(120)	—	—	—	—	—	—
Pension settlement [5]	—	—	—	(201)	(201)	—	—	—	—	—	—
Depreciation expense [6]	16	15	11	—	42	—	—	—	—	—	—
Total cost of sales	$46	$38	$13	$(250)	$(153)	$57	$51	$77	$77	$262	$49
Research and development expenses
Depreciation expense [6]	$—	$—	$—	$1	$1	$—	$—	$—	$—	$—	$—
Selling, general and administrative expenses
Pension settlement [5]	$—	$—	$—	$(4)	$(4)	$—	$—	$—	$—	$—	$—
Amortization of intangibles
Amortization expense [7]	$24	$24	$16	$—	$64	$—	$—	$—	$—	$—	$—
Restructuring, goodwill impairment and asset related charges - net
Transaction costs [8]	$—	$—	$—	$—	$—	$(15)	$(8)	$—	$—	$(23)	$—
Integration and separation costs
Transaction costs [8]	$(20)	$(17)	$(95)	$(18)	$(150)	$(17)	$(28)	$(24)	$(36)	$(105)	$(50)
Sundry income (expense) - net
Historical divestiture [3]	$—	$—	$(227)	$—	$(227)	$—	$—	$—	$—	$—	$—
Pension settlement [5]	—	—	—	687	687	—	—	—	—	—	—
Total sundry income (expense) - net	$—	$—	$(227)	$687	$460	$—	$—	$—	$—	$—	$—
Total pro forma adjustments to net income (loss) from continuing operations before income taxes	$(33)	$(33)	$(139)	$1,002	$797	$44	$48	$35	$47	$174	$63
Provision (credit) for income taxes on continuing operations [9]	$(6)	$(5)	$(52)	$358	$295	$10	$11	$8	$10	$39	$14
Total pro forma adjustments to net income (loss) from continuing operations	$(27)	$(28)	$(87)	$644	$502	$34	$37	$27	$37	$135	$49

1.	Elimination of intercompany transactions between Historical Dow and ECP.

2.
Reclassification of transactions between Historical Dow and AgCo and SpecCo from intercompany transactions to trade transactions. Also includes the impact of various manufacturing, supply and service related agreements Dow entered into with DowDuPont and Corteva, Inc. which provide for different pricing than the historical intercompany and intracompany pricing practices of Historical Dow and Historical DuPont (for 2019 and 2018 only).

3.	Elimination of the impact of a consummated divestiture agreed to with the European Commission as a condition of approval for the Merger.

4.	Elimination of the amortization of ECP's inventory step-up recognized in connection with the Merger.

5.	Elimination of the one-time cost related to the payment of plan obligations of a U.S. non-qualified pension plan upon a change of control of Historical Dow, which occurred at the time of the Merger.

6.	Increase in depreciation expense for the fair value step-up of ECP's property, plant and equipment in connection with the Merger.

7.	Increase in amortization expense for the fair value step-up of ECP's finite-lived intangible assets in connection with the Merger.

8.	Elimination of one-time transaction costs directly attributable to the Merger, internal reorganization and business realignment, separation, distribution and other related transactions.

9.
Represents the income tax effect of the pro forma adjustments calculated using a blended statutory income tax rate, inclusive of state taxes. Management believes the blended statutory income tax rate resulting from this calculation provides a reasonable basis for the pro forma adjustments, however the effective tax rate of Dow could be significantly different depending on the mix of activities.

Dow Inc.
Pro Forma Common Shares Outstanding
(Unaudited)

Pre-Merger Periods
The table below contains a reconciliation of the numerator for basic and diluted pro forma earnings per common share for the pre-Merger periods:

Pro Forma Net Income from Continuing Operations for Earnings Per Common Share for Pre-Merger Periods	Three months ended
	Mar 31, 2017	Jun 30, 2017
In millions
Net income from continuing operations available for Dow Inc. common stockholders	$673	$830
Less: Net income attributable to participating securities	4	5
Net income from continuing operations attributable to Dow Inc. common stockholders	$669	$825

The number of shares of Dow common stock used to compute the unaudited pro forma earnings per common share from continuing operations - basic and diluted for the pre-Merger periods is based on Historical Dow weighted average common shares outstanding, adjusted for a conversion factor used to present Historical Dow shares on a basis that is equivalent to the March 21, 2019 Record Date share count for the April 1, 2019 distribution.

Pre-Merger Periods Conversion Factor
Shares in millions
Dow common shares outstanding at distribution [1]	747.2
Divided by: Historical Dow common shares outstanding prior to Merger [2]	1,214.8
Conversion factor	0.6151

1.	Calculated using the same method as post-Merger periods (see page 20 for calculation).

2.
Reflects 1,225.3 million Historical Dow common shares outstanding immediately prior to the effective time of the Merger, less 10.5 million Employee Stock Ownership Plan (“ESOP”) shares that had not been released and were not considered outstanding.

Share Count Information for Pre-Merger Periods	Three Months Ended
	Mar 31, 2017	Jun 30, 2017
Shares in millions
Historical Dow common shares outstanding - basic	1,202.5	1,211.8
Conversion factor	0.6151	0.6151
Dow common shares outstanding - basic	739.7	745.4
Historical Dow common shares outstanding - diluted	1,222.1	1,229.0
Conversion factor	0.6151	0.6151
Dow common shares outstanding - diluted	751.7	756.0

Periods of Merger
The three months ended September 30, 2017, included two months of pre-Merger activity and one month of post-Merger activity. The twelve months ended December 31, 2017, included eight months of pre-Merger activity and four months of post-Merger activity. The table below contains a reconciliation of the numerator for basic and diluted pro forma income (loss) per common share from continuing operations for the periods in which the Merger occurred.

Pro Forma Net Income (Loss) from Continuing Operations for Earnings (Loss) Per Common Share	Three months ended	Year ended
	Sep 30, 2017	Dec 31, 2017
In millions
Net income (loss) from continuing operations available for Dow Inc. common stockholders	$445	$(672)
Less: Net income attributable to participating securities	3	8
Net income (loss) from continuing operations attributable to Dow Inc. common stockholders	$442	$(680)

The number of shares of Dow common stock used to compute the unaudited pro forma earnings (loss) from continuing operations per common share - basic for the periods in which the Merger occurred is based on the DowDuPont common shares outstanding as of the March 21, 2019 Record Date for the April 1, 2019 distribution, adjusted for the distribution ratio. The resulting number of shares is further adjusted for the effect of Historical Dow basic common shares outstanding during the pre-Merger period.

Share Count Information	Three months ended	Year ended
	Sep 30, 2017	Dec 31, 2017
Shares in millions
Post-Merger period Dow common shares outstanding - basic [1]	747.2	747.2
Adjustment for pre-Merger Historical Dow common shares outstanding - basic [2]	(0.4)	(2.4)
Dow common shares outstanding - basic	746.8	744.8
Dilutive effect [3]	7.4	N/A
Dow common shares outstanding - diluted	754.2	744.8

1.	Calculated using the same method as post-Merger periods (see table below for calculation).

2.	Adjustment for the pre-Merger Historical Dow common shares outstanding and the weighting of share counts between pre- and post-Merger periods.

3.
For the three months ended September 30, 2017, the dilutive effect was calculated using a weighted average of the third quarter of 2017 Historical Dow diluted shares between pre- and post-Merger periods. For the year ended December 31, 2017, pro forma results reflected a net loss, and as such, the basic share count was used for purposes of calculating pro forma loss from continuing operations per common share on a diluted basis.

Post-Merger Periods
"Pro forma net income (loss) from continuing operations available for Dow Inc. common stockholders" is used as the numerator for basic and diluted pro forma earnings from continuing operations per common share for the post-Merger periods.

The number of shares of Dow common stock used to compute the unaudited pro forma earnings from continuing operations per common share - basic for the post-Merger periods is based on DowDuPont common shares outstanding as of the March 21, 2019 Record Date for the April 1, 2019 distribution, adjusted for the distribution ratio of one share of Dow common stock for every three shares of DowDuPont common stock.

There is no dilutive effect for the post-Merger periods as Historical Dow did not engage in activities giving rise to dilution. As a result, this calculation may not be indicative of the dilutive effect that will actually result from Dow's stock-based compensation awards issued in connection with the adjustment of outstanding DowDuPont stock-based compensation awards as a result of the distribution, or the grant of new stock-based compensation awards. Share count information for the three months ended December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018, December 31, 2018 and March 31, 2019, as well as for the year ended December 31, 2018 is calculated as follows:

Share Count Information for Post-Merger Periods
Shares in millions
DowDuPont common shares outstanding [1]	2,241.7
Distribution ratio	1:3
Dow common shares outstanding - basic	747.2
Dilutive effect [2]	N/A
Dow common shares outstanding - diluted	747.2

1.
Based on 2,246.3 million DowDuPont common shares outstanding as of the March 21, 2019 Record Date for the April 1, 2019 distribution, less 4.6 million ESOP shares that had not been released and were not considered outstanding.

2.	There is no dilutive effect for these periods as Historical Dow did not engage in activities giving rise to dilution in the post-Merger periods.

Supplemental Pro Forma Historical Segment and Geographic Region Information
Corporate Profile
Following the separation from DowDuPont, Dow's portfolio of six global businesses are organized into the following reportable segments: Performance Materials & Coatings, Industrial Intermediates & Infrastructure, Packaging & Specialty Plastics and Corporate.

Performance Materials & Coatings
Performance Materials & Coatings includes industry-leading franchises that deliver a wide array of solutions into consumer and infrastructure end-markets. The segment consists of two global businesses: Coatings & Performance Monomers and Consumer Solutions. These businesses primarily utilize Dow's acrylics-, cellulosics- and silicone-based technology platforms to serve the needs of the architectural and industrial coatings, home care and personal care end-markets. Both businesses employ materials science capabilities, global reach and unique products and technology to combine chemistry platforms to deliver differentiated offerings to customers.

Coatings & Performance Monomers
Coatings & Performance Monomers consists of two businesses: Coating Materials and Performance Monomers. The Coating Materials business makes critical ingredients and additives that help advance the performance of paints and coatings. The business offers innovative and sustainable products to accelerate paint and coatings performance across diverse market segments, including architectural paints and coatings, as well as industrial coatings applications used in maintenance and protective industries, wood, metal packaging, traffic markings, thermal paper and leather. These products enhance coatings by improving hiding and coverage characteristics, enhancing durability against nature and the elements, reducing volatile organic compounds (“VOC”) content, reducing maintenance and improving ease of application. The Performance Monomers business manufactures critical building blocks based on acrylics needed for the production of coatings, textiles, and home and personal care products.

Consumer Solutions
Consumer Solutions consists of three businesses: Performance Silicones; Silicone Feedstocks & Intermediates; and Home & Personal Care. Performance Silicones uses innovative, versatile silicone-based technology to provide ingredients and solutions to customers in high performance building, consumer goods, elastomeric applications and the pressure sensitive adhesives industry that help them meet modern consumer preferences in attributes such as texture, feel, scent, durability and consistency. Dow’s wide array of silicone-based products and solutions enables customers to: increase the appeal of their products; extend shelf life; improve performance of products under a wider range of conditions; and provide a more sustainable offering. Silicone Feedstocks & Intermediates provides standalone silicone materials that are used as intermediates in a wide range of applications including adhesion promoters, coupling agents, crosslinking agents, dispersing agents and surface modifiers. The Home & Personal Care business collaborates closely with global and regional brand owners to deliver innovative solutions for creating new and unrivaled consumer benefits and experiences in cleaning, laundry and skin and hair care applications, among others.

Business	Applications/Market Segments	Major Products	Key Raw Materials	Key Competitors
Coatings & Performance Monomers
Acrylic binders for architectural paints and coatings, industrial coatings and paper; adhesives; dispersants; impact modifiers; inks and paints; opacifiers and surfactants for both architectural and industrial applications; plastics additives; processing aids; protective and functional coatings; rheology modifiers

ACOUSTICRYL™ Liquid-Applied Sound Damping Technology; acrylates; ACRYSOL™ Rheology Modifiers; AVANSE™ Acrylic Binders; EVOQUE™ Pre-Composite Polymer; foam cell promoters; FORMASHIELD™ Acrylic Binder; high-quality impact modifiers; MAINCOTE™ Acrylic Epoxy Hybrid; methacrylates; processing aids; RHOPLEX™ Acrylic Resin; TAMOL™ Dispersants; vinyl acetate monomers; weatherable acrylic capstock compounds for thermoplastic and thermosetting materials
			Acetone, butyl acrylate, methyl methacrylate, propylene, styrene	Arkema, BASF, Celanese, Evonik, LyondellBasell, Nan Ya, Owens-Corning, Wacker Chemie
Consumer Solutions
Personal care, color cosmetics, baby care, home care and specialty applications with a key focus on hair care, skin care, sun care, cleansing, as well as fabric, dish, floor, hard surface and air care applications; commercial glazing; electrical and high-voltage insulation; lamp and luminaire modules assembly; oil and gas; paints and inks; release liners, specialty films and tapes; sporting goods; 3D printing

Adhesives and sealants; antifoams and surfactants; coatings and controlled release; coupling agents and crosslinkers; EVOLV3D™ Printing Technology; fluids, emulsions and dispersions;formulating and processing aids; granulation and binders; oils; polymers and emollients; opacifiers; reagents; resins, gels and powders; rheology modifiers; rubber; silicone elastomers; solubility enhancers; aerospace composites; surfactants and solvents; SILASTIC ™ Silicone Elastomers; DOWSIL™ Silicone Products
			Hydrochloric acid, methanol, silica, silicon metal	Elkem, Momentive, Shin-Etsu, Wacker Chemie

Industrial Intermediates & Infrastructure
Industrial Intermediates & Infrastructure consists of two customer-centric global businesses - Industrial Solutions and Polyurethanes & CAV - that develop important intermediate chemicals that are essential to manufacturing processes, as well as downstream, customized materials and formulations that use advanced development technologies. These businesses primarily produce and market ethylene oxide and propylene oxide derivatives that are aligned to market segments as diverse as appliances, coatings, infrastructure and oil and gas. The global scale and reach of these businesses, world-class technology and R&D capabilities and materials science expertise enable Dow to be a premier solutions provider offering customers value-add sustainable solutions to enhance comfort, energy efficiency, product effectiveness and durability across a wide range of home comfort and appliances, building and construction, adhesives and lubricant applications, among others.

Industrial Solutions
Industrial Solutions is the world’s largest producer of purified ethylene oxide. It provides a broad portfolio of solutions that address world needs by enabling and improving the manufacture of consumer and industrial goods and services. The business’ solutions minimize friction and heat in mechanical processes, manage the oil and water interface, deliver ingredients for maximum effectiveness, facilitate dissolvability, enable product identification and provide the foundational building blocks for the development of chemical technologies. The business supports manufacturers associated with a large variety of end-markets, notably better crop protection offerings in agriculture, coatings, detergents and cleaners, solvents for electronics processing, inks and textiles.

Polyurethanes & CAV
Polyurethanes & CAV consists of three businesses: Polyurethanes, Chlor-Alkali & Vinyl (“CAV”) and Construction Chemicals (“DCC”). The Polyurethanes business is the world’s largest producer of propylene oxide, propylene glycol and polyether polyols, and a leading producer of aromatic isocyanates and fully formulated polyurethane systems for rigid, semi-rigid and flexible foams, and coatings, adhesives, sealants, elastomers and composites that serve energy efficiency, consumer comfort, industrial and enhanced mobility market sectors. The CAV business provides cost advantaged chlorine and caustic soda supply and markets caustic soda, a valuable co-product of the chlor-alkali manufacturing process, and ethylene dichloride and vinyl chloride monomer. The DCC business provides cellulose ethers, redispersible latex powders, silicones and acrylic emulsions used as key building blocks for differentiated building and construction materials across many market segments and applications ranging from roofing and flooring to gypsum-, cement-, concrete- or dispersion-based building materials.

Business	Applications/Market Segments	Major Products	Key Raw Materials	Key Competitors
Industrial Solutions
Broad range of products for specialty applications, including agriculture crop protection offerings, aircraft deicing, solvents for coatings, heat transfer fluids for concentrated solar power, construction, solvents for electronics processing, food preservation, fuel markers, home and personal care, infrastructure applications, lubricant additives, paper, transportation and utilities; energy markets including exploration, production, transmission, refining, mining and gas processing to optimize supply, improve efficiencies and manage emissions

Acetone derivatives, butyl glycol ethers, VERSENE™ Chelants, UCAR™ Deicing Fluids, ethanolamines, ethylene oxide, ethyleneamines, UCON™ Fluids, glycol ethers, UCARTHERM™ Heat Transfer Fluids, higher glycols, isopropanolamines, low-VOC solvents, methoxypolyethylene glycol, methyl isobutyl, polyalkylene glycol, CARBOWAX™ SENTRY™
Polyethylene Glycol, TERGITOL™ and TRITON™ Surfactants, demulsifiers, drilling and completion fluids, heat transfer fluids, rheology modifiers, scale inhibitors, shale inhibitors, specialty amine solvents, surfactants, water clarifiers, frothing separating agents
			Ethylene, methanol, propylene	BASF, Eastman, Hexion, Huntsman, INEOS, LyondellBasell, SABIC, Sasol, Shell
Polyurethanes & CAV
Aircraft deicing fluids; alumina; pulp and paper; appliances; automotive; bedding; building and construction; flooring; footwear; heat transfer fluids; hydraulic fluids; infrastructure; packaging; textiles and transportation; construction; caulks and sealants; cement-based tile adhesives; concrete solutions; elastomeric roof coatings; industrial non-wovens; plasters and renders; roof tiles and siding; sport grounds and tape joint compounds

Aniline, caustic soda, ethylene dichloride, methylene diphenyl diisocyanate (“MDI”), polyether polyols, propylene glycol, propylene oxide, polyurethane systems, toluene diisocyanate (“TDI”), vinyl chloride monomer, AQUASET™ Acrylic Thermosetting Resins, DOW™ Latex Powder, RHOPLEX™ and PRIMAL™ Acrylic Emulsion Polymers, WALOCEL™ Cellulose Ethers

			Acetone, aniline, aqueous hydrochloric acid, chlorine, electric power, ethylene, hydrogen peroxide, propylene, styrene	Arkema, Ashland, BASF, Covestro, Eastman, Huntsman, INEOS, Olin, Owens-Corning, Yantai Wanhua

Joint Ventures
The Industrial Intermediates & Infrastructure segment includes a portion of Dow's share of the results of the following joint ventures:

•
EQUATE Petrochemical Company K.S.C.C. (“EQUATE”) - a Kuwait-based company that manufactures ethylene, polyethylene and ethylene glycol, and manufactures and markets monoethylene glycol, diethylene glycol and polyethylene terephthalate resins; owned 42.5 percent by Dow.

•	The Kuwait Olefins Company K.S.C.C. (“TKOC”) - a Kuwait-based company that manufactures ethylene and ethylene glycol; owned 42.5 percent by Dow.

•
Map Ta Phut Olefins Company Limited (“Map Ta Phut”) - a Thailand-based company that manufactures propylene and ethylene; Dow has an effective ownership of 32.77 percent (of which 20.27 percent is owned directly by Dow and aligned with the Industrial Intermediates & Infrastructure segment and 12.5 percent is owned indirectly through Dow’s equity interest in Siam Polyethylene Company Limited, an entity that is part of The SCG-Dow Group and aligned with the Packaging & Specialty Plastics segment).

•
Sadara Chemical Company ("Sadara") - a Saudi Arabian company that manufactures chlorine, ethylene, propylene and aromatics for internal consumption and manufactures and sells polyethylene, ethylene oxide and propylene oxide derivative products, and isocyanates; owned 35 percent by Dow.

Packaging & Specialty Plastics
Packaging & Specialty Plastics is a world leader in plastics and consists of two highly integrated global businesses: Hydrocarbons & Energy and Packaging and Specialty Plastics. The segment employs the industry’s broadest polyolefin product portfolio, supported by Dow’s proprietary catalyst and manufacturing process technologies, to work at the customer’s design table throughout the value chain to deliver more reliable and durable, higher performing, and more sustainable plastics to customers in food and specialty packaging; industrial and consumer packaging; health and hygiene; caps, closures and pipe applications; consumer durables; and infrastructure.

Dow’s unique advantages compared with its competitors include: Dow’s extensive low-cost feedstock positions around the world; unparalleled scale, footprint, and market reach, with world-class manufacturing sites in every geography; deep customer and brand owner understanding; and market-driven application development and technical support.

The segment remains agile and adaptive by participating in the entire ethylene-to-polyethylene chain integration, enabling Dow to manage market swings, and therefore optimize returns while reducing long-term earnings volatility. Dow’s unrivaled value chain ownership, combined with its Pack Studio locations in every geography, which help customers and brand owners deliver faster and more efficient packaging product commercialization through a global network of laboratories, technical experts and testing equipment, together differentiate Dow from its competitors.

Hydrocarbons & Energy
Hydrocarbons & Energy is the largest global producer of ethylene, an internal feedstock that is consumed primarily within the Packaging & Specialty Plastics segment. In addition to ethylene, the business is a leading producer of propylene and aromatics products that are used to manufacture materials that consumers use every day. The business also produces and procures the power and feedstocks used by Dow’s manufacturing sites.

Packaging and Specialty Plastics
Packaging and Specialty Plastics serves growing, high-value sectors using world-class technology, broad existing product lines, and a rich product pipeline that creates competitive advantages for the entire packaging value chain. The business is also a leader in polyolefin elastomers and ethylene propylene diene monomer ("EPDM") rubber serving automotive, consumer, wire and cable and construction markets. Market growth is expected to be driven by major shifts in population demographics; improving socioeconomic status in emerging geographies; consumer and brand owner demand for increased functionality; global efforts to reduce food waste; growth in telecommunications networks; global development of electrical transmission and distribution infrastructure; and renewable energy applications.

Business	Applications/Market Segments	Major Products	Key Raw Materials	Key Competitors
Hydrocarbons & Energy	Purchaser of feedstocks; production of cost competitive hydrocarbon monomers utilized by Dow derivative businesses; and energy, principally for use in Dow’s global operations	Ethylene, propylene, benzene, butadiene, octene, aromatics co-products, power, steam, other utilities	Butane, condensate, ethane, naphtha, natural gas, propane	Chevron Phillips Chemical, ExxonMobil, INEOS, LyondellBasell, SABIC, Shell, Sinopec
Packaging and Specialty Plastics
Adhesives; construction; cosmetics; electrical transmission and distribution; food and supply chain packaging; footwear; housewares; health and hygiene; industrial specialty applications using polyolefin elastomers, ethylene copolymers, and ethylene propylene diene monomer elastomers; irrigation pipe; photovoltaic encapsulants; sporting goods; telecommunications infrastructure; toys and infant products

Acrylics, bio-based plasticizers, elastomers, ethylene copolymer resins, EPDM, ethylene vinyl acetate copolymer, methacrylic acid copolymer resins, polyethylene, high-density polyethylene, low-density polyethylene ("LDPE"), linear low-density polyethylene, polyolefin plastomers, resin additives and modifiers, semiconductive and jacketing compound solutions and wire and cable insulation

			Ethylene, hexene, octene, propylene	Borealis, ExxonMobil, Ineos, Lanxess, LyondellBasell, Nova, SABIC

Joint Ventures
This segment also includes the results of the following joint ventures of Dow, as well as a portion of the results of EQUATE, TKOC, Map Ta Phut and Sadara:

•	The Kuwait Styrene Company K.S.C.C. (“TKSC”) - a Kuwait-based company that manufactures styrene monomer; owned 42.5 percent by Dow.

•
The SCG-Dow Group - a group of Thailand-based companies (consisting of Siam Polyethylene Company Limited; Siam Polystyrene Company Limited; Siam Styrene Monomer Co., Ltd.; and Siam Synthetic Latex Company Limited) that manufacture polyethylene, polystyrene, styrene, latex and specialty elastomers; owned 50 percent by Dow.

Corporate
Corporate includes certain enterprise and governance activities (including insurance operations, environmental operations, etc.); non-business aligned joint ventures; gains and losses on sales of financial assets; non-business aligned litigation expenses; and discontinued or non-aligned businesses.

Segment Measures
Dow’s measure of profit/loss for segment reporting purposes is pro forma Operating EBIT (for periods prior to the separation) and Operating EBIT (after separation). For purposes of this pro forma segment discussion, Dow will discuss Operating EBIT on a pro forma basis. Pro forma Operating EBIT is defined as pro forma earnings (i.e., pro forma income from continuing operations before income taxes) before interest, excluding the impact of pro forma significant items. Pro forma Operating EBIT by segment includes all operating items relating to the businesses; items that principally apply to Dow as a whole are assigned to Corporate. Dow is also providing pro forma Operating EBITDA values as supplemental information for investor use. Dow defines pro forma Operating EBITDA as pro forma earnings (i.e., pro forma income from continuing operations before income taxes) before interest, depreciation and amortization, excluding the impact of pro forma significant items.

Supplemental Pro Forma Historical Segment Information
Pro forma information used in the calculation of pro forma net sales, pro forma Operating EBIT, pro forma depreciation and amortization, pro forma Operating EBITDA and pro forma equity earnings for the periods presented was determined in accordance with Article 11 of Regulation S-X and was based on the consolidated financial statements of Historical Dow, adjusted for the items in the section entitled “Unaudited Pro Forma Combined Statements of Income,” which are consistent with the pro forma income statements included in the 8-K filed on April 2, 2019 with the SEC. In addition, segment results have been updated for the following changes:

•	The impact of changing Dow's practice of transferring ethylene to its downstream derivative businesses at cost to transferring ethylene at market-based prices;

•	Corporate segment allocation/policy changes:

◦	The allocation of Corporate segment depreciation expense to the operating segments due to allocating more leveraged assets from the Corporate segment to the operating segments;

◦	The inclusion of foreign exchange gains (losses) in segment pro forma Operating EBIT and pro forma Operating EBITDA results; and

◦	Stranded costs, previously aligned with the Corporate segment in the Form 10, which are now allocated to the operating segments.

The supplemental unaudited pro forma historical segment results have been presented for informational purposes only and are not necessarily indicative of what Dow’s results of operations actually would have been had the separation and distribution (including the receipt of ECP and other adjustments) been completed on January 1, 2017. In addition, the supplemental unaudited pro forma historical segment results do not purport to project the future operating results of Dow.

Supplemental Pro Forma Net Sales by Geographic Region
Dow will report geographic information for the following regions: U.S. & Canada, Asia Pacific, Latin America and Europe, Middle East, Africa and India ("EMEAI"). As a result of the separation from DowDuPont, Dow changed the geographic alignment for the country of India to be reflected in EMEAI (previously reported in Asia Pacific).

™ Trademark of The Dow Chemical Company or an affiliated company of TDCC.

Dow Inc.
Supplemental Pro Forma Historical Segment Information
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended	Three Months Ended
In millions	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
Pro forma net sales by segment
Performance Materials & Coatings	$2,102	$2,294	$2,256	$2,240	$8,892	$2,371	$2,673	$2,552	$2,269	$9,865	$2,320
Industrial Intermediates & Infrastructure	2,924	3,084	3,309	3,634	12,951	3,803	3,972	3,913	3,777	15,465	3,489
Packaging & Specialty Plastics	5,424	5,463	5,532	6,127	22,546	6,048	6,134	6,157	5,898	24,237	5,138
Corporate	71	95	157	60	383	74	72	75	64	285	69
Total	$10,521	$10,936	$11,254	$12,061	$44,772	$12,296	$12,851	$12,697	$12,008	$49,852	$11,016
Pro forma operating EBIT by segment
Performance Materials & Coatings	$154	$276	$228	$159	$817	$355	$292	$398	$201	$1,246	$271
Industrial Intermediates & Infrastructure	284	211	496	479	1,470	460	502	466	339	1,767	277
Packaging & Specialty Plastics	904	968	880	960	3,712	971	926	857	839	3,593	690
Corporate	(101)	(103)	(118)	(100)	(422)	(89)	(81)	(110)	(90)	(370)	(95)
Total	$1,241	$1,352	$1,486	$1,498	$5,577	$1,697	$1,639	$1,611	$1,289	$6,236	$1,143
Pro forma depreciation and amortization by segment
Performance Materials & Coatings	$221	$211	$226	$228	$886	$222	$220	$222	$224	$888	$219
Industrial Intermediates & Infrastructure	151	130	142	149	572	147	152	149	159	607	145
Packaging & Specialty Plastics	280	268	309	335	1,192	352	344	352	337	1,385	367
Corporate	9	8	8	9	34	7	7	9	6	29	12
Total	$661	$617	$685	$721	$2,684	$728	$723	$732	$726	$2,909	$743
Pro forma operating EBITDA by segment
Performance Materials & Coatings	$375	$487	$454	$387	$1,703	$577	$512	$620	$425	$2,134	$490
Industrial Intermediates & Infrastructure	435	341	638	628	2,042	607	654	615	498	2,374	422
Packaging & Specialty Plastics	1,184	1,236	1,189	1,295	4,904	1,323	1,270	1,209	1,176	4,978	1,057
Corporate	(92)	(95)	(110)	(91)	(388)	(82)	(74)	(101)	(84)	(341)	(83)
Total	$1,902	$1,969	$2,171	$2,219	$8,261	$2,425	$2,362	$2,343	$2,015	$9,145	$1,886
Pro forma equity in earnings (losses) of nonconsolidated affiliates by segment
Performance Materials & Coatings	$12	$10	$9	$9	$40	$—	$1	$3	$—	$4	$—
Industrial Intermediates & Infrastructure	73	(13)	41	71	172	149	96	54	(15)	284	(48)
Packaging & Specialty Plastics	32	37	66	59	194	59	108	83	37	287	38
Corporate	(7)	(12)	12	(1)	(8)	(7)	(12)	(5)	4	(20)	(4)
Total	$110	$22	$128	$138	$398	$201	$193	$135	$26	$555	$(14)

Dow Inc.
Supplemental Pro Forma Historical Information
(Unaudited)

Pro Forma Net Sales by Geographic Region	Three Months Ended				Year Ended	Three Months Ended				Year Ended	Three Months Ended
In millions	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
U.S. & Canada	$4,185	$4,160	$4,188	$4,445	$16,978	$4,485	$4,601	$4,658	$4,255	$17,999	$3,966
EMEAI	3,559	3,814	3,937	4,185	15,495	4,404	4,476	4,390	4,156	17,426	3,888
Asia Pacific	1,720	1,816	1,964	2,231	7,731	2,197	2,487	2,372	2,382	9,438	2,108
Latin America	1,057	1,146	1,165	1,200	4,568	1,210	1,287	1,277	1,215	4,989	1,054
Total	$10,521	$10,936	$11,254	$12,061	$44,772	$12,296	$12,851	$12,697	$12,008	$49,852	$11,016

Reconciliation of "Pro forma net income (loss) from continuing operations" to Pro Forma Operating EBIT and Pro Forma Operating EBITDA	Three Months Ended				Year Ended	Three Months Ended				Year Ended	Three Months Ended
In millions	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
Pro forma net income (loss) from continuing operations	$685	$860	$468	$(2,584)	$(571)	$961	$849	$743	$531	$3,084	$208
+ Provision for income taxes	219	276	460	972	1,927	236	261	288	62	847	156
Pro forma income (loss) from continuing operations before income taxes	$904	$1,136	$928	$(1,612)	$1,356	$1,197	$1,110	$1,031	$593	$3,931	$364
- Interest income	16	12	17	21	66	20	19	21	23	83	19
+ Interest expense and amortization of debt discount	213	217	235	250	915	261	262	258	281	1,062	240
- Adjusted significant items [1]	(140)	(11)	(340)	(2,881)	(3,372)	(259)	(286)	(343)	(438)	(1,326)	(558)
Pro Forma Operating EBIT (Non-GAAP)	$1,241	$1,352	$1,486	$1,498	$5,577	$1,697	$1,639	$1,611	$1,289	$6,236	$1,143
+ Depreciation and amortization	661	617	685	721	2,684	728	723	732	726	2,909	743
Pro Forma Operating EBITDA (Non-GAAP)	$1,902	$1,969	$2,171	$2,219	$8,261	$2,425	$2,362	$2,343	$2,015	$9,145	$1,886

1.
Significant items, excluding the impact of one-time transactions costs directly attributable to the Merger, internal reorganization and business realignment, separation, distribution and other related transactions and eliminated from the pro forma results.

Dow Inc.
Supplemental Pro Forma Significant Items
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended	Three Months Ended
In millions	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
Pro forma significant items [1]
Impact of Dow Silicones ownership restructure	$—	$—	$—	$—	$—	$—	$(20)	$—	$—	$(20)	$—
Litigation related charges, awards and adjustments	—	137	—	—	137	—	—	—	—	—	—
Integration and separation costs	(114)	(145)	(212)	(245)	(716)	(207)	(234)	(289)	(344)	(1,074)	(402)
Restructuring, goodwill impairment and asset related (charges) credits, net	—	12	(118)	(2,636)	(2,742)	(72)	(32)	(48)	(46)	(198)	(156)
Gains on divestitures	—	7	—	—	7	20	—	—	—	20	—
Transaction costs and productivity actions	(26)	(22)	(10)	—	(58)	—	—	—	—	—	—
Loss on early extinguishment of debt	—	—	—	—	—	—	—	(6)	(48)	(54)	—
Total pro forma significant items before taxes [2]	$(140)	$(11)	$(340)	$(2,881)	$(3,372)	$(259)	$(286)	$(343)	$(438)	$(1,326)	$(558)
Tax impact of pro forma significant items [3]	42	(1)	103	225	369	53	39	50	31	173	82
Tax only significant items [4]	—	—	(267)	(915)	(1,182)	(7)	—	17	115	125	(77)
Total pro forma significant items after-tax [5]	$(98)	$(12)	$(504)	$(3,571)	$(4,185)	$(213)	$(247)	$(276)	$(292)	$(1,028)	$(553)

1.
Significant items, excluding the impact of one-time transaction costs directly attributable to the Merger, internal reorganization and business realignment, separation, distribution and other related transactions and eliminated from the pro forma results.

2.	Impact on "Income (loss) from continuing operations before income taxes."

3.	The income tax effect for each adjustment was calculated based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible.

4.
The three months ended September 30, 2017 reflects tax expense of $267 million related to changes in tax attributes resulting from the Merger, including a reduction in a deferred tax asset in Germany and the recognition of deferred tax gains in the United States. The three months ended March 31, 2019 reflects tax expense of $77 million relating to preparation for the separation and distribution. All tax only significant items shown in other periods relate to the effects of U.S. Tax Reform.

5.	Impact on "Net income (loss) from continuing operations available for Dow Inc. common stockholders."

Dow Inc.
Supplemental Reconciliation of Pro Forma Earnings (Loss) from Continuing Operations Per Common Share - Diluted to Pro Forma Operating Earnings Per Common Share - Diluted
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended	Three Months Ended
Dollars per share	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Dec 31, 2018	Mar 31, 2019
Pro forma earnings (loss) from continuing operations per common share - diluted [1]	$0.89	$1.09	$0.59	$(3.51)	$(0.91)	$1.26	$1.08	$0.97	$0.68	$3.99	$0.24
- Earnings (loss) per common share impact of pro forma significant items, after-tax	(0.13)	(0.02)	(0.67)	(4.78)	(5.60)	(0.29)	(0.33)	(0.37)	(0.39)	(1.38)	(0.74)
Pro forma operating earnings per common share - diluted (Non-GAAP) [2,3]	$1.02	$1.11	$1.26	$1.27	$4.69	$1.55	$1.41	$1.34	$1.07	$5.37	$0.98

1.
For the three and twelve months ended December 31, 2017, Dow reported “Pro forma net loss from continuing operations available for Dow common stockholders.” In accordance with U.S. GAAP, “Weighted-average common shares outstanding - basic” was used in the calculation of “Pro forma earnings (loss) from continuing operations per common share - diluted.”

2.
The dilutive effect of options and awards (7.5 million shares) was included in “Pro forma operating earnings per common share - diluted” for the twelve months ended December 31, 2017 as Dow had net income for this period on an operating basis (Non-GAAP).

3.
Pro Forma Operating Earnings Per Common Share ("Pro Forma Operating EPS"), a non-GAAP measure, is defined as “Pro Forma earnings (loss) from continuing operations per common share - diluted,” excluding the after-tax impact of pro forma significant items. Dow’s management believes this measure provides useful information to investors by offering an additional way of viewing Dow’s results that helps investors identify the underlying earnings of Dow as compared to prior and future periods and its peers. Pro Forma Operating EPS is a financial measure not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP financial measures of performance.